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                                                                   EXHIBIT 10.19


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                            ASSET PURCHASE AGREEMENT

                           DATED AS OF APRIL 1, 2000,

                                  BY AND AMONG

                               GEOGRAPHICS, INC.,

                                  AS THE BUYER,


                                       AND


                                  DOMTAR INC.,

                                  AS THE SELLER





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                                TABLE OF CONTENTS


                                                                           Page

ARTICLE I PURCHASE AND SALE OF ASSETS..........................................1

1.1      Defined Terms.........................................................1

1.2      Purchased Assets......................................................1

1.3      Excluded Assets.......................................................2

1.4      Closing...............................................................3

ARTICLE II PURCHASE PRICE......................................................3

2.1      Purchase Price........................................................3

2.2      Purchase Price Allocation.............................................3

2.3      Sales and Transfer Taxes..............................................3

2.4      G.S.T.................................................................4

ARTICLE III LIABILITIES........................................................4

3.1      Assumption of Liabilities.............................................4

3.2      Non-Assumption of Liabilities.........................................4

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE SELLER.......................4

4.1      Ownership, Organization and Qualification.............................5

4.2      Authorization.........................................................5

4.3      Enforceability........................................................5

4.4      Conflicting Obligations...............................................5

4.5      Title to Assets.......................................................5

4.6      Third Party Consents..................................................5

4.7      Personal Property.....................................................5

4.8      Inventories...........................................................6

4.9      Permits...............................................................6

4.10     Material Contracts and Other Descriptions and Lists...................6

4.11     Litigation............................................................6

4.12     Compliance With Law...................................................6

4.13     Environmental Compliance..............................................6

4.14     Tax Matters...........................................................6

4.15     Products Liability....................................................6



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4.16     Subsequent Events.....................................................7

4.17     Customers and Suppliers...............................................7

4.18     Brokerage.............................................................7

4.19     Representations and Warranties True and Correct.......................7

ARTICLE V  REPRESENTATIONS OF THE BUYER........................................7

5.1      Organization..........................................................7

5.2      Authorization.........................................................7

5.3      Enforceability........................................................7

5.4      Conflicting Obligations...............................................7

5.5      Litigation............................................................8

5.6      Brokerage.............................................................8

ARTICLE VI  CONDITIONS OF BUYER'S OBLIGATION TO CLOSE..........................8

6.1      Proceedings and Instruments Satisfactory..............................8

6.2      Adverse Change........................................................8

6.3      No Litigation.........................................................8

6.4      Consents, Approvals, Certifications, Licenses and Permits.............8

6.5      Certificate of Compliance.............................................9

6.6      Release of Liens......................................................9

6.7      Documents of Transfer.................................................9

6.8      Assignment, Assumption and Bill of Sale...............................9

6.9      Nondisclosure and Noncompetition Agreement............................9

6.10     License Agreement.....................................................9

6.11     Supply Agreement......................................................9

6.12     Other Deliveries......................................................9

ARTICLE VII  CONDITIONS TO SELLER'S OBLIGATION TO CLOSE.......................10

7.1      Proceedings and Instruments Satisfactory.............................10

7.2      No Litigation........................................................10

7.3      Certified Resolutions................................................10

7.4      Assignment, Assumption and Bill of Sale..............................10

7.5      Nondisclosure and Noncompetition Agreement...........................10

7.6      License Agreement....................................................10

7.7      Supply Agreement.....................................................10



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7.8      Payment of the Purchase Price........................................10

ARTICLE VIII INDEMNIFICATION..................................................11

8.1      Indemnification by the Seller........................................11

8.2      Indemnification by the Buyer.........................................11

8.3      Indemnification Procedures...........................................11

8.4      Survival of Representations and Indemnification......................12

8.5      Offset...............................................................12

8.6      Limitation...........................................................12

ARTICLE IX TERMINATION........................................................12

9.1      Rights to Terminate..................................................12

ARTICLE X DEFINITIONS.........................................................13

10.1     Certain Defined Terms................................................13

10.2     Interpretation.......................................................15

10.3     Other Terms..........................................................15

ARTICLE XI MISCELLANEOUS......................................................15

11.1     Benefit and Assignment...............................................15

11.2     Governing Law........................................................15

11.3     Expenses.............................................................15

11.4     Notices..............................................................16

11.5     Counterparts.........................................................16

11.6     Headings.............................................................17

11.7     Amendment, Modification and Waiver...................................17

11.8     Entire Agreement.....................................................17

11.9     Third-Party Beneficiaries............................................17

11.10    Publicity............................................................17




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EXHIBITS:
         Exhibit A    Form of Assignment, Assumption and Bill of Sale
         Exhibit B    Form of Non-disclosure and Non-competition Agreement
         Exhibit C    Form of License Agreement
         Exhibit D    Form of Supply Agreement

SCHEDULES:
         Schedule 1.2(a) - Inventories
         Schedule 1.2(b) - Contracts
         Schedule 1.2(j) - License
         Schedule 2.2 - Purchase Price Allocation
         Schedule 4.7 - Personal Property
         Schedule 4.8 - Inventory Locations
         Schedule 4.17 - Customers and Suppliers



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                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is dated as of April 1, 2000, by and between GEOGRAPHICS, INC., a Wyoming corporation (the "Buyer"), and DOMTAR INC., a corporation organized under the laws of Canada (the "Seller").


                                    RECITALS

         WHEREAS, the Seller is engaged in the production and distribution of paper products, which includes the product lines that are sold under the Consumer Products Group of the Communication Papers Division of the Seller (the "Business");

         WHEREAS, the Seller owns certain tangible and intangible assets used in the Business, including, without limitation, inventory, contract rights, customer files, and sales information; and

         WHEREAS, the Buyer desires to purchase the assets related to the Business (other than Excluded Assets (as defined herein)) and to assume only certain specific liabilities associated with the Business, and the Seller desires to sell and transfer to the Buyer those assets and liabilities, while retaining all other liabilities, all as more fully set forth below.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer and the Seller hereby agree as follows:


                                    ARTICLE I

                           PURCHASE AND SALE OF ASSETS

         1.1 Defined Terms. Capitalized terms used herein have the meanings set forth in Section 10.1.

         1.2 Purchased Assets. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements made in this Agreement by the Seller and the Buyer, the Buyer shall purchase, accept and acquire from the Seller, and the Seller shall sell, transfer, convey, assign and deliver to the Buyer, the assets of the Seller (but excluding Excluded Assets) used or held in the conduct of or in connection with the Business, whether tangible or intangible personal or mixed (the "Purchased Assets"), which consist of the following:

         (a) All inventories of whatever kind, including accessories, finished goods, required by, or material to, the Business and as listed on
              Schedule 1.2(a) (the "Inventories");




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         (b)  The customer agreements, supply contracts, vendor agreements, sales orders, contract claims and all other arrangements and understandings which are listed on Schedule 1.2(b) (the "Contracts");

         (c) All designs, goodwill and know-how necessary to operate the Business including the Pegman Software Program, remedies against infringements thereof and rights to protection of interests therein under the laws of all jurisdictions;

         (d) All books of account, ledgers, forms, records, documents, files, invoices, vendor or supplier lists, plans and other data which are necessary for the ownership, use, maintenance or operation of the Business and which are owned or used by any Seller, including, without limitation, all sales records and all customer files (the "Records");

         (e) All training materials and marketing brochures required by, or material to, the Business;

         (f)  The Seller's goodwill related to the Business;

         (g) All of the Seller's rights and remedies, under warranty or otherwise, against a printer, converter, vendor or other Person for any defects in any Purchased Asset;

         (h) All deposits held by the Seller with respect to services to be performed or products to be delivered relating to the Business after the Closing;

         (i) All causes of action, causes in action and rights of recovery with respect to any of the foregoing; and

         (j)  License of all brand names and logos set forth on Schedule 1.2(j).

         1.3 Excluded Assets. The Purchased Assets shall not include, and the Seller shall retain, the following assets (the "Excluded Assets"):

         (a) All present and future rights to payment for goods sold or services rendered prior to the Effective Date (as defined herein) whether or not earned by performance, including, without limitation, trade and other accounts receivable, all notes receivable and all other amounts receivable;

         (b) all cash and cash equivalents (including marketable securities and short term investments).

         (c)  The Seller's rights under this Agreement;

         (d)  All brand names, logos, trademarks and tradenames;



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         (e)  All accounts; and

         (f)  All other of the Seller's assets which are not listed in Section
              1.2 above.

         1.4 Closing. The closing (the "Closing") of the purchase and sale of the Business and the Purchased Assets shall take place at 10:00 a.m., local time, on the Closing Date, at the offices of the Seller, 395 de Maisonneuve Blvd. West, Montreal, Quebec H3A 1L6, or at such other time and place as may be mutually agreed to by the Buyer and the Seller. The "Closing Date" shall mean April 19, 2000 or such other date as may be mutually agreed to by the Buyer and the Seller. Notwithstanding the actual date Closing takes place, the Closing shall be effective as of 12:01 a.m. on April 1, 2000 (the "Effective Date"); provided, however, that the Buyer shall have no further obligation under this Agreement if the conditions set forth in Article VI have not been satisfied by the Seller or expressly waived by the Buyer on or before May 15, 2000.


                                   ARTICLE II

                                 PURCHASE PRICE

         2.1 Purchase Price. The purchase price for the purchase assets (the "Purchase Price") shall be the sum of following:

         (a) An amount equal to the cost of the inventory of the business which is current, saleable and excluding obsolete, slow moving and excess inventory as set forth on Schedule 1.2(a) payable in cash to Seller on the Closing Date. The value of the cost of the inventory shall be determined by a physical audit conducted by the Buyer and its accountants prior to the Closing Date. Such physical audit shall be updated on the Closing Date; and

         (b) Three Million Dollars ($3,000,000) U.S. payable in cash to Seller on the Closing Date;

         2.2 Purchase Price Allocation. The parties acknowledge and agree that the Purchase Price negotiated and concluded on the basis of the component prices set forth on Schedule 2.2 in accordance with the respective fair market values of the Purchased Assets. The parties agree to report and allocate, for all federal, state and local income tax purposes (including IRS Form 8594), the Purchase Price as so allocated and will not take any inconsistent or contrary position therewith for any other purpose.

         2.3 Sales and Transfer Taxes . The Seller shall pay any and all transfer, sales, purchase, use, value added, excise or similar tax imposed under the laws of the United States, or any state or political subdivision thereof, which arises out of the transfer by the Seller to the Buyer of any of the Purchased Assets.



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         2.4 G.S.T.

Pursuant to The Excise Tax Act ("Act"), the Buyer is obligated to pay the Goods and Service Tax (GST) of 7% of the Purchase Price to Seller and Seller is obligated to remit same to Revenue Canada.

Buyer is entitled to recover the GST paid pursuant to the Act.

Seller agrees to pay the GST on behalf of the Buyer and the Buyer agrees to reimburse Seller within sixty (60) days of the Closing.


                                   ARTICLE III

                                   LIABILITIES

         3.1 Assumption of Liabilities. As additional consideration for the Purchased Assets, the Buyer shall on the Closing Date, by its execution and delivery of the Assignment, Assumption and Bill of Sale, assume and agree to pay and perform only those written obligations of the Seller under the Contracts listed on Schedule 1.2(b), but as to any obligation, only to the extent that payment is for goods, services or other consideration to another party that are delivered, performed or provided on or after the Effective Date (the "Assumed Liabilities"); provided, however, that the Buyer shall not assume any obligation to the extent the existence thereof violates or is in breach of any of the representations, warranties or covenants of the Seller in this Agreement.

         3.2 Non-Assumption of Liabilities. Except only as expressly provided in
Section 3.1, the Buyer shall not be responsible for, assume, pay, perform, discharge, or accept any liabilities, debts or obligations of the Seller of any kind whatsoever, whether actual, contingent, accrued, known or unknown, including, without limitation, any relating to accounts payable and accrued expenses, interest-bearing debt, notes to Affiliates of the Seller or other related Persons, interest and termination penalties on indebtedness, taxes, employee compensation, severance, pension, profit-sharing, vacation, health insurance, disability insurance or other employee benefit plans and programs, worker's compensation, breach or negligent performance of any contract, or breach of warranty relating thereto, liabilities resulting from breach of contract, torts (including, without limitation, product liability claims), illegal activity, unlawful employment or business practice or any other liability or obligation whatsoever. All such non-assumed liabilities, debts and obligations shall remain the responsibility of the Seller which shall pay and discharge the same when and as due.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         In order to induce the Buyer to enter into this Agreement, the Seller, makes the following representations and warranties to the Buyer (which representations and warranties shall survive the



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Closing for one (1) year from the Effective Date), each of which shall be deemed to be independently material and relied upon by the Buyer, regardless of any investigation made by, or information known to, the Buyer. Any matter described on the disclosure schedules attached hereto and incorporated herein shall be set forth with reference to each separate Section of this Agreement to which the matter relates.

         4.1 Ownership, Organization and Qualification. The Seller is a corporation duly organized, validly existing and in good standing under the laws of Canada. The Seller, or one of its subsidiaries, is qualified to transact business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of qualification would not have a Material Adverse Effect.

         4.2 Authorization. The Seller has all necessary power and authority to enter into and perform the transactions contemplated hereby in accordance with the terms and conditions hereof. The execution and delivery of this Agreement, and the performance by the Seller of each of its obligations contained herein, have been duly approved by all required corporate actions and other corporate authorization by the Seller is required for the execution and delivery of this Agreement or the performance by the Seller of its obligations hereunder.

         4.3 Enforceability. This Agreement and all other agreements of the Seller contemplated hereby are or, upon the execution and delivery thereof will be, the valid and binding obligations of the Seller, enforceable against it in accordance with their terms.

         4.4 Conflicting Obligations. The execution and delivery of this Agreement do not, and the consummation of the sale and purchase of the Purchased Assets will not: (a) conflict with or violate any provisions of the articles or certificate of incorporation or bylaws of the Seller, in each case as amended and in effect on and as of the date hereof and on and as of the Closing Date; or
(b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any of the Seller is a party or by which it is bound or to which any of the Purchased Assets is subject (or result in the imposition of any Lien upon any of the Purchases Assets).

         4.5 Title to Assets. The Seller has good and marketable fee simple title to the Purchased Assets, free and clear of all Liens. The Purchased Assets constitute all of the assets necessary to operate the Business, as presently conducted and presently is proposed to be conducted.

         4.6 Third Party Consents. No third party consents, approvals or authorizations are necessary for the execution and consummation of the transactions contemplated hereby, nor are any such consents, approvals or authorizations required in order for any of the Purchased Assets, including without limitation, the Contracts, to be assigned to the Buyer.

         4.7 Personal Property. Schedule 4.7 sets forth all items of personal property which constitute Purchased Assets.



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         4.8 Inventories. The Inventories of the Seller have been valued at the lower of cost or market. The Inventories are: (a) merchantable and fit for the purposes for which it was procured or manufactured; and (b) salable at normal profit margins and within customary time periods in the Ordinary Course of Business. None of the Inventories have been consigned to others, nor is any inventory consigned to the Seller. All of the Inventories are located at the locations set forth on Schedule 4.8.

         4.9 Permits. No permits are necessary for the consummation of the transactions contemplated hereby or the operation of the Business.

         4.10 Material Contracts and Other Descriptions and Lists. Schedule 1.2(b) identifies all material contracts and other agreements to which the Seller is a party and which relate to the Business. The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed on
Schedule 1.2(b) (as amended to date). With respect to each such agreement: (i) the agreement is in full force and effect; (ii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration under the agreement; and (iii) no party has repudiated any provision of the agreement.

         4.11 Litigation. There is not now, and there has not been within the last three years, any litigation, claim, proceeding or investigation pending, or, to the Seller's Knowledge, threatened against the Seller relating to the Purchased Assets or the Business, or the ability to perform its obligations under this Agreement, except for litigation, claims, proceedings or investigations that would not result in a Material Adverse Effect.

         4.12 Compliance With Law. The conduct of the Business does not violate, nor is the Business in default under, any Legal Requirement, and Buyer will not after the Closing incur any Liability or obligation as a result of any such violation or default existing at the Closing or arising or accruing thereafter but based upon conditions existing at the Closing.

         4.13 Environmental Compliance. The products which are manufactured, stored, sold and/or distributed as part of the Business are in compliance with all applicable Environmental Laws and do not require any Environmental Permits.

         4.14 Tax Matters. There are no Liens on any of the assets of the Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

         4.15 Products Liability. The Seller does not have any Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased or delivered by the Seller in connection with the Business.



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         4.16 Subsequent Events. Since the Latest Fiscal Year End, the Seller
has operated the Business in the Ordinary Course of Business and there has not been any Material Adverse Effect.

         4.17 Customers and Suppliers. Schedule 4.17 lists, in descending order, those customers of the Seller accounting for at least 5% of annual sales volume in the Seller's most recently completed fiscal year.

         4.18 Brokerage. The Seller has not incurred, or made commitments for, any brokerage, finders' or similar fee in connection with the transaction contemplated by this Agreement.

         4.19 Representations and Warranties True and Correct. The representations and warranties contained herein, and all other documents, certifications, materials and statements or information given to the Buyer by or on behalf of the Seller or disclosed in this Agreement, do not include any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein in order to make the statements herein or therein, in light of the circumstances under which they are made, not misleading.


                                    ARTICLE V

                          REPRESENTATIONS OF THE BUYER

         In order to induce the Seller to enter into this Agreement, the Buyer makes the following representations and warranties to the Seller (which representations and warranties shall survive the Closing), each of which shall be deemed to be independently material and relied upon by the Seller, regardless of any investigation made by, or information known to, the Seller.

         5.1 Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming. The Buyer is qualified to transact business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of qualification would not have a Material Adverse Effect.

         5.2 Authorization. The Buyer has all necessary power and authority to enter into and perform the transactions contemplated herein in accordance with the terms and conditions hereof. The execution and delivery of this Agreement, and the performance by the Buyer of its obligations contained herein, have been duly authorized by all corporate actions.

         5.3 Enforceability. This Agreement and all other agreements of the Buyer contemplated hereby are or, upon the execution thereof, will be the valid and binding obligations of the Buyer enforceable against it in accordance with their terms.

         5.4 Conflicting Obligations. The execution and delivery of this Agreement do not, and the consummation of the sale and purchase of the Purchased Assets will not: (a) conflict with or violate any provisions of the operating agreement of the Buyer; or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to



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accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

         5.5 Litigation. There is no litigation, claim, proceeding or investigation pending, or to the Buyer's Knowledge, threatened against the Buyer or relating to its ability to perform its obligations under this Agreement.

         5.6 Brokerage. The Buyer has not incurred, nor made commitment for, any brokerage, finders or similar fee in connection with the transactions contemplated by this Agreement.


                                   ARTICLE VI

                    CONDITIONS OF BUYER'S OBLIGATION TO CLOSE

         The obligation of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction and fulfillment, prior to and on the Closing Date unless otherwise specified herein, of the following express conditions precedent:

         6.1 Proceedings and Instruments Satisfactory. All proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be satisfactory in form and substance to the Buyer. The Seller shall have made available to the Buyer for examination the originals or true and correct copies of all documents which the Buyer reasonably may request in connection with the transaction contemplated by this Agreement.

         6.2 Adverse Change. From and after the date of this Agreement and until the Closing Date, the Buyer (in its sole and absolute discretion) shall have determined that there has been no Material Adverse Effect, nor shall there have been any casualty to the Purchased Assets, in an amount exceeding $50,000, as a result of any loss, taking, destruction or physical damage, whether or not covered by insurance, occasioned by fire, flood, explosion, earthquake, act of God or the public enemy, or otherwise. The Buyer shall have been furnished with a certificate signed by an authorized officer of the Seller to that effect.

         6.3 No Litigation. No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         6.4 Consents, Approvals, Certifications, Licenses and Permits. All necessary consents, approvals, certifications, licenses and permits with respect to the transaction contemplated hereby, including, without limitation, the transfer of the Purchased Assets to the Buyer, the absence of which would have a material adverse effect on the Buyer's rights under this Agreement, or which would constitute a breach pursuant to the provision of, or which would result in the termination or



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loss of any right under, any Contract, Permit, or other obligation, or without which the Buyer would be precluded or materially impeded from conducting the Business or obtaining the benefit of the Purchased Assets, shall have been received by the Buyer on or before the Closing Date.

         6.5 Certificate of Compliance. The Seller shall have delivered to the Buyer a current certificate of compliance relative to the Seller recently issued by Industry Canada, under the Canada Business Corporation Act.

         6.6 Release of Liens. The Seller shall have terminated and released all Liens on the Purchased Assets except for Permitted Liens, and have provided to Buyer all documents necessary to terminate of record any such Liens.

         6.7 Documents of Transfer. The Seller shall have executed and delivered to the Buyer assignments assigning to the Buyer the following:

         (a)  All designs, goodwill and know-how with respect to the Business;
              and

         (b)  All Contracts;

         6.8 Assignment, Assumption and Bill of Sale. The Seller shall have executed and delivered to the Buyer the Assignment, Assumption and Bill of Sale in the form at Exhibit A attached hereto (the "Assignment, Assumption and Bill of Sale").

         6.9 Non-disclosure and Non-competition Agreement. The Seller shall have executed and delivered to the Buyer the Non-disclosure and Non-competition Agreement in the form at Exhibit B attached hereto (the "Non-disclosure and Non-competition Agreement").

         6.10 License Agreement. The Seller shall have executed and delivered to the Buyer the License Agreement in the form at Exhibit C attached hereto (the "License Agreement").

         6.11 Supply Agreement. The Seller shall have executed and delivered to the Buyer the Supply Agreement in the form at Exhibit D attached hereto (the "Supply Agreement").

         6.12 Other Deliveries. The Seller shall have delivered to the Buyer the following:

         (a) All consents for the assignment of all Contracts, which are necessary in order for said Contracts to be assigned to the Buyer upon their present terms and the Seller shall pay all fees, charges and other costs that are required or imposed in connection with obtaining any such consent;

         (b) All other documents reasonably requested by counsel for the Buyer to consummate the transactions herein contemplated.



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                                   ARTICLE VII

                   CONDITIONS TO SELLER'S OBLIGATION TO CLOSE

         The obligation of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction and fulfillment, prior to and on the Closing Date, of the following express conditions precedent:

         7.1 Proceedings and Instruments Satisfactory. All proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Seller; and, the Buyer shall have made available to the Seller for examination the originals or true and correct copies of all documents which the Seller reasonably may request in connection with the transactions contemplated by this Agreement.

         7.2 No Litigation. No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         7.3 Certified Resolutions. The Buyer shall have delivered to the Seller a copy of the resolutions of the Buyer's Board of Directors, authorizing and approving the execution of this Agreement and the performance by the Buyer of the transactions contemplated hereby, certified by the Chairman and the Chief Executive Officer of the Buyer.

         7.4 Assignment, Assumption and Bill of Sale. The Buyer shall have executed and delivered to the Seller the Assignment, Assumption and Bill of Sale.

         7.5 Nondisclosure and Noncompetition Agreement. The Buyer shall have executed and delivered to the Seller the Non-disclosure and Non-competition Agreement.

         7.6 License Agreement. The Buyer shall have executed and delivered to the Seller the License Agreement.

         7.7 Supply Agreement. The Buyer shall have executed and delivered to the Seller the Supply Agreement.

         7.8 Payment of the Purchase Price. The Buyer shall have paid to the Seller the Purchase Price.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         8.1 Indemnification by the Seller. Notwithstanding the Closing, and regardless of any investigation made by, or on behalf of, the Buyer, or any information known to the Buyer, the Seller indemnifies and saves the Buyer and its shareholders, officers, directors or employees (collectively, the "Buyer" as used in this Article VIII) harmless from and against any and all losses, claims, damages, liabilities, costs, expenses or deficiencies including, but not limited to, reasonable attorneys' fees and other costs and expenses (collectively, "Losses") reasonably incident to proceedings or investigations or the defense or settlement of any claim or claims incurred by or asserted against the Buyer or the Purchased Assets due to or resulting from any of the following: (a) the inaccuracy or breach of any representation or warranty of the Seller given in this Agreement; (b) any breach or default in the performance by the Seller of any of its covenants, obligations or agreements in this Agreement; (c) any liabilities of the Seller other than the Assumed Liabilities; and (d) the ownership or conduct of the Business or the ownership or use of the Purchased Assets at any time prior to the Effective, or any incident, occurrence, condition or claim existing, arising or accruing prior to the Effective and relating to the operation or conduct of the Business or the ownership or use of the Seller's assets other than any liability or obligation of the Seller expressly assumed by the Buyer pursuant to this Agreement.

         8.2 Indemnification by the Buyer. The Buyer indemnifies and saves the Seller and its shareholders, officers, directors or employees (collectively, the "Seller" as used in this Article VIII) harmless from and against any and all Losses reasonably incident to proceedings or investigations or the defense or settlement of any claim or claims incurred by or asserted against the Seller due to: (a) the inaccuracy or breach of any representation or warranty of the Buyer given in this Agreement; (b) any breach or default in the performance by the Buyer of any of its covenants, obligations or agreements in or pursuant to this Agreement; (c) any Assumed Liabilities; and (d) operation by Buyer of the Purchase Assets from the Effective Date.

         8.3 Indemnification Procedures. In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the "Indemnified Party"), notice shall be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") promptly after the Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of the Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom. The Indemnified Party may participate in such defense at such Indemnified Party's expense. Except with the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment, or enter into any settlement, that provides for injunctive or other non-monetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnifying Party does not accept the defense of any claim as above provided, the

Indemnified Party shall have the full right to defend against any such claim, but may not, without the prior written consent of the Indemnifying Party, consent to entry of any judgment or enter into any settlement in connection with any such claim. In any event, the Indemnifying Party and the Indemnified Party shall cooperate in the defense of any claim or litigation subject to this
Section 8.3.

         8.4 Survival of Representations and Indemnification. The Seller's obligation to pay Losses arising out of claims described in Section 8.1, and the Buyer's obligation to pay Losses arising out of claims described in Section 8.2, shall survive the Closing of this transaction for a period of one (1) year from the Effective Date.

         8.5 Offset. The Buyer shall be entitled to offset against any obligations owed by the Buyer to the Seller the sum of all Losses that the Buyer is entitled to pursuant to Section 8.1.

         8.6 Limitation. The obligation of either party to compensate the other party for Losses as described in this Article VIII shall be limited, respectively, to a maximum aggregate amount equal to the Purchase Price.

                                   ARTICLE IX

                                   TERMINATION

         9.1 Rights to Terminate. This Agreement may be terminated at any time prior to the Closing only as follows:

         (a)  by mutual written consent of the Seller and the Buyer;

         (b) by the Seller by giving written notice to the Buyer if the Buyer is in material breach of any material representation, warranty or covenant under this Agreement (and the Seller is not then in breach of any material representation, warranty or covenant);

         (c) by the Buyer by giving written notice to the Seller if the Seller is in breach of any material representation, warranty or covenant under this Agreement (and the Buyer is not then in material breach of any material representation, warranty or covenant); or

         (d) by either the Buyer or the Seller by giving written notice to the other parties if the Closing shall not have occurred on or before May 15, 2000.

         Each party's right to termination hereunder is in addition to any of the rights it may have hereunder or otherwise.

                                    ARTICLE X

                                   DEFINITIONS

         10.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the meanings specified in this Section 10.1 unless the context otherwise requires.


         "Affiliate" has the meaning set forth in Section 2 under the Canadian Business Corporations Act.

         "Agreement" means this Asset Purchase Agreement, together with all Exhibits and Schedules hereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "Assignment, Assumption and Bill of Sale" has the meaning set forth in
Section 6.8

         "Assumed Liabilities" has the meaning set forth in Section 3.1.

         "Business" has the meaning set forth in the recitals to this Agreement.

         "Buyer" has the meaning set forth in the first paragraph to this Agreement.

         "Closing" has the meaning set forth in Section 1.4.

         "Closing Date" has the meaning set forth in Section 1.4.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Contracts" has the meaning set forth in Section 1.2(b).

         "Effective Date" has the meaning set forth in Section 1.4.

         "Environmental Law" means any Legal Requirement which relates to or otherwise imposes liability, obligations, responsibility, or standards with respect to the restoration, repair, remediation or protection of natural resources, human health or the environment (including ambient air, surface water, groundwater, land surface, subsurface soil strata).

         "Environmental Permits" shall mean all permits, licenses, authorizations, certifications, notices, approvals or authorizations under any Environmental Law.

         "Governmental Authority" means the government of Canada, the Province of Quebec, the United States, any state, municipality or other governmental unit, or any agency, board, bureau, instrumentality, department or commission (including any court or other tribunal) of any of the foregoing.

         "Indemnified Party" has the meaning set forth in Section 8.3.

         "Indemnifying Party" has the meaning set forth in Section 8.3.

         "Inventories" has the meaning set forth in Section 1.2(a).

         "IRS" means the Internal Revenue Service.

         "Knowledge" means, with respect to any party, the knowledge of such party after due inquiry and, if such party fails to make such inquiry, shall include the constructive knowledge of such facts as would have been learned had such due inquiry been made.

         "Legal Requirement" means any and all statutes, laws, codes, ordinances, regulations, rules, directives, policy, orders, judgments, writs, injunctions, rulings, decrees, or bylaws (whether presently in effect or hereinafter enacted, adopted, promulgated or issued) of any Governmental Authority.

         "Liability" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including, without limitation, any liability for Tax.

         "Lien" means any mortgage, pledge, lien, encumbrance, charge or other security interest of any kind.

         "Losses" has the meaning set forth in Section 8.1.

         "Material Adverse Effect" means a material adverse effect on the Purchased Assets or operations, prospects or condition (financial or otherwise) of the Business.

         "Nondisclosure and Non-competition Agreement" has the meaning set forth in Section 6.9.

         "Ordinary Course of Business" means the ordinary course of business consistent with past practice (including with respect to quantity and frequency).

         "Person" means an individual, partnership, corporation, limited liability company, firm, enterprise, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "Purchase Price" has the meaning set forth in Section 2.1.

         "Purchased Assets" has the meaning set forth in Section 1.2.

         "Records" has the meaning set forth in Section 1.2(d).

         "Seller" has the meaning set forth in the first paragraph to this Agreement.

         "Tax" means any national, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         10.2 Interpretation. Unless otherwise expressly provided or unless the context requires otherwise, (a) all references in this Agreement to Articles, Sections, Schedules and Exhibits shall mean and refer to Articles, Sections, Schedules and Exhibits of this Agreement; (b) all references to statutes and related regulations shall include all amendments of the same and any successor or replacement statutes and regulations; (c) words using the singular or plural number also shall include the plural and singular number, respectively; (d) references to "hereof," "herein," "hereby" and similar terms shall refer to this entire Agreement (including the Schedules and Exhibits hereto); and (e) references to any Person shall be deemed to mean and include the successors and permitted assigns of such Person (or, in the case of a Governmental Authority, Persons succeeding to the relevant functions of such Person).

         10.3 Other Terms. Except as otherwise specifically provided, each accounting term used herein shall have the meaning given to it under GAAP.


                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 Benefit and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors, assignees, and beneficiaries in interest; provided, however, that this Agreement may not be assigned by either party without the prior written consent of the other party.

         11.2 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Province of Quebec (regardless of such province's conflict of laws principles), and without reference to any rules of construction regarding the party responsible for the drafting hereof.

         11.3 Expenses. Except as otherwise herein provided, all expenses incurred in connection with this Agreement or the transactions herein provided for shall be paid by the party incurring such expenses and costs.

         11.4 Notices. Any and all notices, demands, and communications provided for herein or made hereunder shall be given in writing and shall be deemed given to a party at the earlier of (i) when actually delivered to such party, (ii) when facsimile transmitted to such party to the facsimile number indicated for such party below (or to such other facsimile number for a party as such party may have substituted by notice pursuant to this Section 11.4) or (iii) when mailed to such party by registered or certified U.S. or Canadian Mail (return receipt requested) or sent by overnight courier, confirmed by receipt, and addressed to such party at the address designated below for such party (or to such other address for such party as such party may have substituted by notice pursuant to this Section 11.4):

         (a)  If to the Buyer:             Geographics, Inc.
                                           1555 Odell Road
                                           P.O. Box 1750
                                           Blaine, WA  98231
                                           Facsimile Number:  (360) 332-3102
                                           Attention:  Mr. James L. Dorman

                       With a copy to:     Michael Best & Friedrich LLP
                                           One South Pinckney Street
                                           Suite 700
                                           Madison, Wisconsin  53703
                                           Facsimile Number: (608) 283-2275
                                           Attention:  Tod B. Linstroth, Esq.

         (b)  If to the Seller:            Domtar Inc.
                                           395 de Maisonneuve Blvd. West
                                           Montreal, Quebec H3A 1L6
                                           Canada
                                           Facsimile Number:  (514) 848-5163
                                           Attention:  Mr. Jean Moreau

                       With a copy to:     Mr. Glen Katsuyama
                                           Domtar Inc.
                                           395 de Maisonneuve Blvd. West
                                           Montreal Quebec H3A 1L6
                                           Canada
                                           Facsimile Number:  (514) 848-6850

         11.5 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, provided that all such counterparts, in the aggregate, shall contain the signatures of all parties hereto.

         11.6 Headings. All Section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

         11.7 Amendment, Modification and Waiver. This Agreement may not be modified, amended or supplemented except by mutual written agreement of all the parties hereto. Any party may waive in writing any term or condition contained in this Agreement and intended to be for its benefit; provided, however, that no waiver by any party, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such term or condition. Each amendment, modification, supplement or waiver shall be in writing signed by the party or the parties to be charged.

         11.8 Entire Agreement. This Agreement and the Exhibits and Schedules attached hereto represent the full and complete agreement of the parties with respect to the subject matter hereof and supersede and replace any prior understandings and agreements among the parties with respect to the subject matter hereof and no provision or document of any kind shall be included in or form a part of such agreement unless signed and delivered to the other party by the parties to be charged.

         11.9 Third-Party Beneficiaries. No third parties are intended to benefit from this Agreement, and no third-party beneficiary rights shall be implied from anything contained in this Agreement.

         11.10 Publicity. The Buyer and the Seller agree that no publicity announcements or disclosures of any kind concerning the terms of this Agreement or concerning the transactions contemplated hereby shall be made without the mutual consent of the Buyer and the Seller, except to the extent that disclosure is required by legal process or to accountants, counsel, other professionals and to lenders on a "need to know" basis who similarly agree to maintain the confidentiality of the Agreement and its terms.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.


                                GEOGRAPHICS, INC.


                                By:     /S/
                                   -------------------------------------------
                                Name:   James L. Dorman
                                Title:  Chairman and Chief Executive Officer



                                DOMTAR INC.



                                By:     /S/
                                   -------------------------------------------
                                Name:   George Kobrynsky
                                Title:  Senior Vice-President



                                By:     /S/
                                   -------------------------------------------
                                Name:   Gilles Pharand
                                Title:  Senior Vice-President



                  [Signature Page of Asset Purchase Agreement]

                         EXHIBITS AND SCHEDULES OMITTED